Exhibit 21



Subsidiary                                         Jurisdiction
----------                                         ------------

Four Oaks Bank & Trust Company                     North Carolina

Four Oaks Mortgage Services, L.L.C.                North Carolina

Four Oaks Mortgage Company, L.P.                   Texas